CONSULTING AGREEMENT

DATE:             December 32, 1999

PARTIES:          EDGAR ARVELO (the "Consultant")

                  RANKSTREET.COM, INC.
                  a Florida corporation (the "Company")

AGREEMENTS:

SECTION 1.  RETENTION OF CONSULTANT

         1.1 Effective Date. Effective December 31, 1999 (the "Effective Date") the Company shall retain the Consultant as an independent contractor consultant, and the Consultant hereby accepts such consulting relationship, upon the terms and conditions set forth in this Agreement.

     1.2 Services. The Consultant agrees to serve the Company as a consultant regarding web site development. The Consultant shall perform and discharge well and faithfully for the Company such consulting services during the term of this Agreement as may be assigned to the Consultant from time to time by the President or Vice President for Operations of the Company or of SwiftyNet.com, Inc.; provided, however, that no such services shall require the availability of the Consultant in excess of 2000 hours per year.

SECTION 2.  COMPENSATION

     2.1 Consulting Fee and Expense Reimbursement. In full satisfaction for any and all consulting services rendered by the Consultant for the Company under this Agreement, the Company shall pay the Consultant a consulting fee of -- Swifty Stock previously issued --per hour payable monthly as earned. In addition to such consulting fees, the Company agrees to reimburse the Consultant for the Consultant's travel and reasonable living expenses away from the location of the Consultant's principal office directly incurred by the Consultant at the Company's request in performing consulting services for the Company. Such travel and living expenses shall be reimbursed monthly, at the same time the consulting fees are paid, so long as the Consultant provides the Company with invoices for such expenses, and such supporting information or receipts as the Company reasonably requests, prior to the date of payment.

     N.A. 2.2 Additional Hours. The annual retainer payment for the Consultant's services is based on anticipated use of Consultant's time in the amount of ______ hours per year. Should the Company utilize Consultant's services in excess of ______ hours per year, Consultant shall be paid $________ per hour for additional time spent.

         2.3 Other Compensation and Fringe Benefits. The Consultant shall not receive any other compensation from the Company or participate in or receive benefits under any of the Company's employee fringe benefit programs or receive any other fringe benefits from the Company on account of the consulting services to be provided to the Company under this Agreement, including without limitation health, disability, life insurance, retirement, pension, and profit sharing benefits.

         2.4 Time Records and Reports. The Consultant shall prepare accurate and complete records of the Consultant's services for the Company under this Agreement and agrees to submit records on a monthly basis to the Company, along with such other documentation of the services performed under this Agreement as reasonably requested by the Company.

SECTION 3.  NATURE OF RELATIONSHIP; EXPENSES

         3.1 Independent Contractor. It is agreed that the Consultant shall be an independent contractor and shall not be the employee, servant, agent, partner, or joint venturer of the Company, or any of its officers, directors, or employees. The Consultant shall not have the right to or be entitled to any of the employee benefits of the Company or its subsidiaries. The Consultant has no authority to assume or create any obligation or liability, express or implied, on the Company's behalf or in its name or to bind the Company in any manner whatsoever.

         3.2 Insurance and Taxes. The Consultant agrees to arrange for the Consultant's own liability, disability, health, and workers' compensation insurance, and that of the Consultant's employees, if any. The Consultant further agrees to be responsible for the Consultant's own tax obligations accruing as a result of payments for services rendered under this Agreement, as well as for the tax withholding obligations with respect to the Consultant's employees, if any. It is expressly understood and agreed by the Consultant that should the Company for any reason incur tax liability or charges whatsoever as a result of not making any withholdings from payments for services under this Agreement, the Consultant will reimburse and indemnify the Company for the same.

         3.3 Equipment, Tools, Employees and Overhead. The Consultant shall provide, at the Consultant's expense, all equipment and tools needed to provide services under this Agreement, including the salaries of and benefits provided to any employees of the Consultant. Except as otherwise provided in this Agreement, the Consultant shall be responsible for all of the Consultant's overhead costs and expenses.

SECTION 4.  TERM

       4.1 Initial Term; Renewal. Unless otherwise terminated pursuant to the provisions of Section 4.2, the consulting relationship under this Agreement shall commence on the Effective Date and continue in effect until November 19, 2001 (the "Initial Term") renewable automatically unless cancelled by written notice by either partyi. Thereafter, the term of the consulting relationship under this Agreement shall be extended for successive one-year periods subject to either party's right to terminate the consulting relationship at the end of the Initial Term or on any subsequent anniversary thereof by giving the other party at least 10 days' written notice prior to the effective date of such termination.

         4.2 Early Termination. The consulting relationship under this Agreement may be terminated prior to the end of the Initial Term or any renewal term by the death of the Consultant, the disability of the Consultant resulting in the inability of the Consultant to perform the consulting service, or by written notice from the Company that, in the Company's sole determination: (a) the Consultant has refused, failed, or is unable to render consulting services under this Agreement; (b) the Consultant has breached any of the Consultant's other obligations under this Agreement; or (c) the Consultant has engaged or is engaging in conduct that in the Company's sole determination is detrimental to the Company. If the consulting relationship is terminated for any of the reasons set forth in the preceding sentence, the right of the Consultant to the compensation set forth in Section 2 of this Agreement shall cease on the date of such termination, and the Company shall have no further obligation to the Consultant under any of the provisions of this Agreement.

         4.3 Effect of Termination. Termination of the consulting relationship shall not affect the provisions of Sections 5, 6, 7, and 8, which provisions shall survive any termination in accordance with their terms.

SECTION 5.  DISCLOSURE OF INFORMATION

         The Consultant acknowledges that the Company's trade secrets, private or secret processes as they exist from time to time, and information concerning products, developments, manufacturing techniques, new product plans, equipment, inventions, discoveries, patent applications, ideas, designs, engineering drawings, sketches, renderings, other drawings, manufacturing and test data, computer programs, progress reports, materials, costs, specifications, processes, methods, research, procurement and sales activities and procedures, promotion and pricing techniques, and credit and financial data concerning customers of the Company and its subsidiaries, as well as information relating to the management, operation, or planning of the Company and its subsidiaries (the "Proprietary Information") are valuable, special, and unique assets of the Company and its subsidiaries, access to and knowledge of which may be essential to the performance of the Consultant's duties under this Agreement. In light of the highly competitive nature of the industry in which the Company and its subsidiaries conduct their businesses, the Consultant agrees that all Proprietary Information obtained by the Consultant as a result of the Consultant's relationship with the Company and its subsidiaries shall be considered confidential. In recognition of this fact, the Consultant agrees that the Consultant will not, during and after the Consulting Period, disclose any of such Proprietary Information to any person or entity for any reason or purpose whatsoever, and the Consultant will not make use of any Proprietary Information for the Consultant's own purposes or for the benefit of any other person or entity (except the Company and its subsidiaries) under any circumstances.

SECTION 6.  NONCOMPETITION AGREEMENT

         In order to further protect the confidentiality of the Proprietary Information and in recognition of the highly competitive nature of the industries in which the Company and its subsidiaries conduct their businesses, and for the consideration set forth herein, the Consultant further agrees as follows:

         6.1 Restriction on Competition. During and for the period commencing on the Effective Date and ending on the date on which the Consultant's consulting relationship with the Company terminates, the Consultant will not directly or indirectly engage in any Business Activities (hereinafter defined), other than on behalf of the Company or its subsidiaries, whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly-traded corporation), consultant, advisor, agent, or other participant, in any geographic area in which the products or services of the Company or its subsidiaries have been distributed or provided during the period of the Consultant's consulting relationship with the Company. For purposes of this Agreement, the term "Business Activities" shall mean any business in which the Company is actively engaged as of the termination of this Agreement together with all other activities engaged in by the Company or any of its subsidiaries at any time during the Consultant's consulting relationship with the Company, and activities in any way related to activities with respect to which the Consultant renders consulting services under this Agreement.


         6.2 Dealings with Customers of the Company. During and for the period commencing on the Effective Date and ending on the date on which the Consultant's consulting relationship with the Company terminates, the Consultant will not directly or indirectly engage in any of the Business Activities (other than on behalf of the Company or its subsidiaries) by supplying products or providing services to any customer with whom the Company or its subsidiaries have done any business during the consulting relationship with the Company, whether as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than one percent (1%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent, or other participant.

         6.3 Assistance to Others. During and for the period commencing on the Effective Date and ending on the date on which the Consultant's consulting relationship with the Company terminates, the Consultant will not directly or indirectly assist others in engaging in any of the Business Activities in any manner prohibited to the Consultant under this Agreement.

         6.4 Company's Employees. During and for the period commencing on the Effective Date and ending on the date on which the Consultant's consulting relationship with the Company terminates, the Consultant will not directly or indirectly induce employees of the Company or any of its subsidiaries or affiliates to engage in any activity hereby prohibited to the Consultant or to terminate their employment.

SECTION 7.  INTERPRETATION

         It is expressly understood and agreed that although the Consultant and the Company consider the restrictions contained in Sections 5 and 6 of this Agreement reasonable for the purpose of preserving the goodwill, proprietary rights, and going concern value of the Company and its subsidiaries, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Sections 5 and 6 is an unenforceable restriction on the activities of the Consultant, the provisions of such restriction shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in Sections 5 and 6 or any remedy provided in Section 9 of this Agreement is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained in this Agreement or the availability of any other remedy. The provisions of Sections 5 and 6 shall in no respect limit or otherwise affect the obligations of the Consultant under other agreements with the Company.

SECTION 8.  DESIGNS, INVENTIONS, PATENTS AND COPYRIGHTS

         8.1 Intellectual Property. The Consultant shall promptly disclose, grant, and assign to the Company for its sole use and benefit any and all designs, inventions, improvements, technical information, know-how and technology, and suggestions relating in any way to the products of the Company or its subsidiaries or capable of beneficial use by customers to whom products or services of the Company or its subsidiaries are sold or provided, that the Consultant may conceive, develop, or acquire during the Consultant's consulting relationship with the Company or its subsidiaries (whether or not during usual working hours), together with all copyrights, trademarks, design patents, patents, and applications for copyrights, trademarks, design patents, patents, divisions of pending patent applications, applications for reissue of patents and specific assignments of such applications that may at any time be granted for or upon any such designs, inventions, improvements, technical information, know-how, or technology (the "Intellectual Property").

         8.2 Assignments and Assistance. In connection with the rights of the Company to the Intellectual Property, the Consultant shall promptly execute and deliver such applications, assignments, descriptions, and other instruments as may be necessary or proper in the opinion of the Company to vest in the Company title to the Intellectual Property and to enable the Company to obtain and maintain the entire right and title to the Intellectual Property throughout the world. The Consultant shall also render to the Company, at the Company's expense, such assistance as the Company may require in the prosecution of applications for said patents or reissues thereof, in the prosecution or defense of interferences which may be declared involving any of said applications or patents, and in any litigation in which the Company or its subsidiaries may be involved relating to the Intellectual Property.

         8.3 Copyrights. The Consultant agrees to, and hereby grants to the Company, title to all copyrightable material first designed, produced, or composed in the course of or pursuant to the performance of work under this Agreement, which material shall be deemed "works made for hire" under Title 17, United States Code, Section 1.01 of the Copyright Act of 1976. The Consultant hereby grants to the Company a royalty-free, nonexclusive, and irrevocable license to reproduce, translate, publish, use, and dispose of, and to authorize others so to do, any and all copyrighted or copyrightable material created by the Consultant as a result of work performed under this Agreement but not first produced or composed by the Consultant in the performance of this Agreement, provided that the license granted by this paragraph shall be only to the extent the Consultant now has, or prior to the completion of work under this Agreement or under any later agreements with the Company or its subsidiaries relating to similar work may acquire, the right to grant such licenses without the Company becoming liable to pay compensation to others solely because of such grant.

         8.4 Patent Compensation. In consideration for the prompt execution and delivery of applications, assignments, descriptions, or other instruments in connection with any patents or patent applications the Company agrees to pay to Consultant $1,000 for each United States patent issued in the name of Consultant during the Consulting Period or within two years after termination of the Consulting Period; provided that the design, invention, improvement, know-how or technology forming the basis of such issued United States patent was conceived and reduced to practice during the Consulting Period.

SECTION 9. REMEDIES

         The Consultant acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Sections 5, 6, and 8 of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Consultant of any of the provisions of Sections 5, 6, and 8, the Consultant agrees that, in addition to its remedy at law, at the Company's option, all rights of the Consultant under this Agreement may be terminated, and the Company shall be entitled without posting any bond to obtain, and the Consultant agrees not to oppose a request for, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available. The Consultant acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Sections 5 and 6, and consequently agrees upon any such breach or threatened breach to the granting of injunctive relief prohibiting the design, development, manufacture, marketing or sale of products and providing of services of the kind designed, developed, manufactured, marketed, sold or provided by the Company or its subsidiaries during the term of the Consultant's consulting relationship with the Company. Nothing contained in this Section 9 shall be construed as prohibiting the Company from pursuing, in addition, any other remedies available to it for such breach or threatened breach.

SECTION 10.  MISCELLANEOUS PROVISIONS

         10.1 Assignment. This Agreement shall not be assignable by either party, except by the Company to any subsidiary or affiliate of the Company or to any successor in interest to the Company's business.

     10.2 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors, and assigns of the parties.

         10.3 Notice. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties at the following addresses:

As to Consultant:                           Edgar Arvelo
                                            2901 N. Dale Mabry #324
                                            Tampa, FL 33607

As to Company:                              Rankstreet.com, Inc.
                                            220 E. Madison St. #1217
                                            Tampa, FL 33602

All notices and other communications shall be deemed to be given at the expiration of three (3) days after the date of mailing. The address of a party to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other party.

         10.4 Litigation Expense. In the event of a default under this Agreement, the defaulting party shall reimburse the nondefaulting party for all costs and expenses reasonably incurred by the nondefaulting party in connection with the default, including without limitation attorney's fees. Additionally, in the event a suit or action is filed to enforce this Agreement or with respect to this Agreement, the prevailing party or parties shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney's fees at the trial level and on appeal.

         10.5 Waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         10.6 Applicable Law. This Agreement shall be governed by and shall be construed in accordance with the laws of the state of Florida. Exclusive venue for any action arising hereunder or in connection herewith shall lie in state court in Alachua County, Florida.

         10.7 Entire Agreement. This Agreement constitutes the entire Agreement between the parties pertaining to its subject matter, and it supersedes all prior contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.

Company:                                       Consultant:
RANKSTREET.COM, INC.                           /s/Edgar Arvelo
                                               ________________________________
                                               EDGAR ARVELO
By: /s/ Richard Kleinberg
   __________________________________

Title:President
     _________________________________